SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549



                                  FORM 8-K

                               CURRENT REPORT
                   Pursuant to Section 13 or 15(d) of the
                     Securities and Exchange Act of 1934



Date of Report (Date of earliest event reported):  July 18, 1997



                            PIER 1 IMPORTS, INC.
           (Exact name of registrant as specified in its charter)



          Delaware                  1-7832                   75-1729843
(State of incorporation          (Commission               (IRS Employer
      or organization)             File No.)            Identification No.)



     301 Commerce Street, Suite 600
           Fort Worth, Texas                                76102
(Address of principal executive offices)                  (Zip Code)



Registrant's telephone number, including area code:  (817) 878-8000

Item 5.   Other Events.

     In connection with the derivative suit filed by a stockholder on behalf of the Company on January 3, 1996, in the District Court in Tarrant County, Texas, entitled John P. McCarthy Profit Sharing Plan, et al. v. Clark A. Johnson et al., and relating to trading losses announced by the Company in December 1995, the Company filed cross-claims against other defendants and a third-party claim against a commodities brokerage firm that executed the trades. On July 3, 1997, and July 18, 1997, the court approved a settlement among the Company, its directors and officers and the commodities brokerage firm, pursuant to which the brokerage firm paid the Company $7.5 million, the brokerage firm and the Company and its directors and current officers who are parties to the suit provided mutual releases, and such parties' claims against each other were dismissed. The suit continues with respect to the claims and parties that were not part of the settlement.

                                 SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             PIER 1 IMPORTS, INC.


Date: July 22, 1997                          By  /s/ Clark A. Johnson
                                                 Clark A. Johnson
                                                 Chairman and Chief
                                                   Executive Officer